EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with the  Quarterly  Report on Form 10-Q of WNC  California
Housing Tax Credit Fund II, L.P. (the "Partnership") for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Wilfred N. Cooper, Jr., President and Chief Executive Officer of WNC & Associates, Inc., general partner of the Partnership, hereby certify that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.




/s/WILFRED N. COOPER, JR.
-------------------------
Wilfred N. Cooper, Jr.
President and Chief Executive Officer of WNC & Associates, Inc.
November 9, 2009